
KNIGHT-RIDDER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION                                           EXHIBIT 99
(Unaudited, in thousands of dollars)                                   ==========


                                        Quarter  Ended            Four Quarters Ended
                                     ----------------------     -----------------------
                                    March 26      March 27       March 26     March 27
                                      1995          1994           1995         1994
                                    ---------     ---------      ---------    ---------
  OPERATING REVENUE
     Newspapers                     $ 537,133     $ 501,870    $ 2,170,185  $ 2,036,875
     Business Information Services    137,466       128,993        522,512      461,442
                                    ---------     ---------      ---------    ---------
                                    $ 674,599     $ 630,863    $ 2,692,697  $ 2,498,317
                                    =========     =========      =========    =========

  OPERATING INCOME
     Newspapers                     $  77,729     $  68,086      $ 360,499    $ 310,325
     Business Information Services      6,684         7,537         22,257       25,326
     Corporate                        (13,406)      (10,813)       (45,298)     (39,664)
                                    ---------     ---------      ---------    ---------
                                    $  71,007     $  64,810      $ 337,458    $ 295,987
                                    =========     =========      =========    =========

  DEPRECIATION AND AMORTIZATION
     Newspapers                     $  23,665     $  23,941      $  94,651    $  95,597
     Business Information Services     13,415        12,782         53,347       47,766
     Corporate                            532           423          1,795        1,657
                                    ---------     ---------      ---------    ---------
                                    $  37,612     $  37,146      $ 149,793    $ 145,020
                                    =========     =========      =========    =========

Knight-Ridder, Inc.
First Quarter Graphs (Unaudited)
================================



     FIRST QUARTER NET INCOME                                         FIRST QUARTER EARNINGS PER SHARE
     (From continuing operations, in $000s)                           (From continuing operations)
       Year              Amount                                         Year             Amount
     ---------         -----------                                    ---------         ---------
       1995                35,673 *                                     1995              $0.69*
       1994                30,372                                       1994              $0.55
       1993                23,136                                       1993              $0.42
       1992                25,006 *                                     1992              $0.46*
       1991                15,830                                       1991              $0.32
       1990                25,849                                       1990              $0.50


      *  1995 excludes a one-time charge of $7.3 million, or $.14 per share, and 1992 excludes a one-time charge of $105.2 million, or $1.93 per share representing the cumulative effect of changes in accounting principles.


     FIRST QUARTER TOTAL OPERATING REVENUE                            FIRST QUARTER NEWSPAPER ADVERTISING REVENUE
     (From continuing operations, in $000's)                          (In $000s)
       Year              Amount                                         Year             Amount
     ---------         -----------                                    ---------         ---------
       1995              674,599                                        1995             396,255
       1994              630,863                                        1994             366,519
       1993              583,894                                        1993             347,833
       1992              555,438                                        1992             334,023
       1991              545,441                                        1991             340,413
       1990              554,915                                        1990             371,690




Circulation  -  Note A
(Unaudited, in  thousands  of  copies)
                                                   Quarter Ended
                                           -------------------------------
                                           March 26     March 27
                                            1995         1994      Change
                                           ------       ------     ------
Average  Morning  Circulation               3,151        3,196        (45)
Average  Evening  Circulation                 446          450         (4)
                                           ------       ------     ------
Average  Daily  Circulation                 3,597        3,646        (49)
                                           ======       ======     ======
Average  Sunday  Circulation                4,701        4,790        (89)
                                           ======       ======     ======

Advertising  Statistics (Unaudited) -  Notes  A  &  B

                                                   Quarter  Ended
                                          ---------------------------------
                                         March 26     March 27
                                           1995         1994      % Change
                                         --------     --------    --------
LINAGE  (In thousands of
         six-column inches)
      Full-run  ROP
              Retail                        3,455        3,477       (0.6)
              General                         377          373        1.1
              Classified                    3,420        3,274        4.5
                                         --------     --------
                    Total                   7,252        7,124        1.8
                                         ========     ========
      Factored  Part-run  ROP                 465          401       16.0
                                         ========     ========
      Full-run  Preprint                    3,670        3,691       (0.6)
                                         ========     ========
      Part-run  Preprint                    3,717        3,355       10.8
                                         ========     ========
TOTAL  PREPRINTS  INSERTED  (000s)      1,082,994    1,089,400       (0.6)
                                         ========     ========


Note  A:   Where  necessary,  certain  previously  reported  statistics  have  been  restated  to  be consistent with guidelines  currently  in  use.

Note  B:   Factored  part-run  linage  represents  linage  in zoned  editions  that  is  translated  into  full-
           run equivalent linage based on  the  ratio  of  the  circulation  in  a  particular  zone  to  the total circulation of the newspaper.


Knight-Ridder  Share  Trading
(As  quoted  by  Knight-Ridder  Financial Services)
                                                   1995  First  Quarter                     1994  First  Quarter
                                            -------------------------------------    ----------------------------------
                                             Volume       High     Low     Close      Volume     High    Low     Close
                                            ---------    ------   ------   ------    ---------   -----  ------   ------
                                            9,454,100    56 1/8   50 1/4   55 7/8    8,485,000     61   54 7/8   60 1/8

                                             -22-